UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2021
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On August 20, 2021, 8th Avenue Food & Provisions, Inc. (“8th Avenue”), a subsidiary of Post Holdings, Inc. (“Post”), entered into an Incremental Joinder to First Lien Credit Agreement (the “Joinder Agreement”), by and among 8th Avenue, certain subsidiaries of 8th Avenue and Barclays Bank PLC, as the 2021 Incremental Term Loan Lender (as defined in the Joinder Agreement) and as administrative agent. The Joinder Agreement provides for an incremental term loan of $125.0 million (the “Incremental Loan”) under 8th Avenue’s existing First Lien Credit Agreement, dated as of October 1, 2018 (as previously amended, the “First Lien Agreement”), among 8th Avenue, the subsidiaries of 8th Avenue that are parties thereto, the institutions from time to time party thereto as lenders and Barclays Bank PLC, as administrative agent and collateral agent, and amends the First Lien Agreement to include certain terms and conditions with respect to the Incremental Loan and makes certain other changes to the First Lien Agreement. Unless otherwise indicated, references in this report to the First Lien Agreement include the First Lien Agreement as amended by the Joinder Agreement.

8th Avenue will use the net proceeds of the Incremental Loan to repay previous borrowings under the revolving credit facility under the First Lien Agreement that had been used to finance a portion of 8th Avenue’s recent acquisition of certain assets of Riviana Foods Inc. and related expenses, with the remaining balance of the Incremental Loan to be used for working capital needs and other general corporate purposes of 8th Avenue and its subsidiaries.

The Incremental Loan will be separate from, and not fungible with, 8th Avenue’s existing term loan (the “Existing Term Loan”) under the First Lien Agreement. The Incremental Loan will bear interest, at 8th Avenue’s option, at the Alternate Base Rate or the LIBO Rate, as those terms are defined in the First Lien Agreement, plus an applicable margin of 3.75% for Alternate Base Rate-based loans and 4.75% for LIBO Rate-based loans. In determining the interest rate for LIBO Rate-based loans, the LIBO Rate, prior to the application of the applicable margin, will be not less than 0.75%. The Incremental Loan must be repaid in quarterly principal installments of $312,500 beginning on December 31, 2021 and must be repaid in full on October 1, 2025. The Company must make certain prepayments of principal of the Incremental Loan under circumstances specified in the First Lien Agreement.

As provided in the First Lien Agreement, the obligations of 8th Avenue under the Incremental Loan are unconditionally guaranteed by 8th Avenue’s wholly-owned domestic subsidiaries (other than immaterial and other excluded subsidiaries) and secured by a perfected first priority security interest in substantially all of the personal property assets of 8th Avenue and in substantially all of the personal property assets of 8th Avenue’s subsidiary guarantors.

Except to provide for the Incremental Loan, the terms and conditions of the First Lien Agreement as in effect prior to the date of the Joinder Agreement were not materially changed by the Joinder Agreement; such terms and conditions were previously disclosed in the second Form 8-K that Post filed on October 5, 2018. The terms and conditions of the Existing Term Loan were not changed by the Joinder Agreement.

As previously disclosed, Post has designated 8th Avenue and the subsidiaries of 8th Avenue as unrestricted subsidiaries under Post’s existing credit agreement and senior notes indentures. Accordingly, creditors of 8th Avenue and creditors of the subsidiaries of 8th Avenue, including, but not limited to, the lenders under the Incremental Loan, will not have recourse to Post or its assets or to the subsidiaries of Post (other than 8th Avenue and its subsidiaries) or their capital stock or assets.
The foregoing descriptions of the Joinder Agreement and the First Lien Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Joinder Agreement and its exhibits and attachments, which include the First Lien Agreement as amended by the Joinder Agreement, all of which are filed as Exhibit 10.1 hereto. The representations and warranties, if any, contained in the Joinder Agreement and in the First Lien Agreement were made only for purposes of such agreements and as of the dates specified therein; were solely for the benefit of the parties thereto; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties, if any, or any description thereof as characterizations of the actual state of facts or condition of Post, 8th Avenue or their respective subsidiaries. Moreover, information concerning the subject matter of any representations and warranties may change after the date of the Joinder Agreement and of the Incremental Loan, which subsequent information may or may not be fully reflected in public disclosures by Post.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Incremental Joinder to First Lien Credit Agreement, dated as of August 20, 2021, by and among 8th Avenue Food & Provisions, Inc., each other Loan Party party thereto, the 2021 Incremental Term Lender and Barclays Bank PLC, in its capacity as Administrative Agent, including as Exhibit A thereto, First Lien Credit Agreement, dated as of October 1, 2018 (as amended by the First Amendment to First Lien Credit Agreement, dated as of March 19, 2019, and the Incremental Joinder to First Lien Credit Agreement, dated as of August 20, 2021), by and among 8th Avenue Food & Provisions, Inc., the Subsidiaries of 8th Avenue Food & Provisions, Inc. from time to time party thereto, the Lenders party thereto, Barclays Bank PLC, as Administrative Agent, Barclays Bank PLC and Goldman Sachs Bank USA, as Joint Bookrunners and Joint Lead Arrangers, BMO Capital Markets Corp., Credit Suisse Loan Funding LLC, CitiGroup Global Markets Inc. and Wells Fargo Securities, LLC, as Joint Bookrunners, and Coöperatieve Rabobank U.A., New York Branch and SunTrust Bank, as Documentation Agents

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2021	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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